NOTICE OF DEFAULT

WHEREAS, as of 5:00 PM Pacific Standard Time on November 17, 2005, MRD Holdings, Inc. (“MRD”), failed to pay the amounts due to MR3 Systems, Inc. (“MR3”), as set forth in MR3’s Demand for Payment dated November 8, 2005, as extended to November 17, 2005.

NOW THEREFORE, MR3 hereby notifies MRD as follows:

1.	MRD is in material breach of the Stock Purchase and Loan Option Agreement and all related Transaction Documents (the “SPLOA”) entered into between MRD and MR3 effective May 30, 2005.

2.

MR3 intends to take whatever action deemed necessary by this corporation’s officers and directors to seek all remedies available to MR3 as the result of said breach, including, without limitation, the recovery of all damages suffered and incurred by MR3 in connection with or arising out of MRD’s breach of contract.

IN WITNESS WHEREOF, this Notice of Default has been executed and delivered this 22nd day of November, 2005.

MR3 SYSTEMS, INC.

By:	/s/ Randall S. Reis
Randall S. Reis, Chairman of the Board

435 BRANNAN STREET / SUITE 200     SAN FRANCISCO, CA 94107 USA     415.947.1090     415.947.1095 fax     www.mr3systems.com